For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2020 FIRST QUARTER RESULTS

PHOENIX, July 29, 2019 – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the first fiscal quarter ended June 29, 2019.
Financial highlights include the following:

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Net revenue for the first quarter of fiscal year 2020 was $264.0 million, up 7.1% from $246.4 million for the first quarter of fiscal year 2019. The increase was primarily from higher home selling prices and changes in product mix.

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Income before income taxes increased 13.7% to $27.4 million for the first quarter of fiscal year 2020 compared to $24.1 million in the same quarter last year. During the period, the Company experienced higher gross profit margins from increased home selling prices coupled with lower material input costs.

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Income tax expense was $6.1 million, an effective tax rate of 22.2%, for the first quarter of fiscal year 2020 compared to $4.4 million and an effective tax rate of 18.4% in the same quarter of the prior year. The lower effective tax rate in the prior year primarily relates to greater tax benefits from stock option exercises, as illustrated below.

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Net income increased 8.1% to $21.3 million for the first quarter of fiscal year 2020, from $19.7 million in the same quarter of the prior year. Diluted net income per share was $2.31 for the three months ended June 29, 2019, compared to $2.12 for the comparable period last year.

During each period presented, ancillary items had the following impact on the results of operations (in millions):

	Three Months Ended June 29, 2019	Three Months Ended June 30, 2018
Selling, general and administrative expenses
Amortization of additional director and officer insurance premiums	$(2.1)	$—
Legal and other expenses related to the Company's response to the Securities and Exchange Commission inquiry	(0.8)	—
Other income, net
Unrealized gains on corporate equity securities	0.9	1.5
Income tax expense
Tax benefits from stock option exercises	0.6	1.2

Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "Both our factory-built housing and financial services businesses have delivered another quarter of strong and growing financial results. From an industry perspective, the homebuying ability of our customers continues to be supported by positive economic drivers, including consumer confidence, growth in jobs and wages, low unemployment and ongoing efforts to advance financing options. Given this positive macroeconomic backdrop, we are optimistic about the demand dynamics for affordable housing and our ability to compete effectively in this market. As we have discussed previously, there are isolated geographic areas, particularly the South Central and South Eastern United States, experiencing some softness in factory orders. That said, our overall backlog is healthy at seven weeks of production."
Mr. Boor continued, "Our gross margins have remained strong this quarter. The Company maintained effective home pricing strategies while continuing to benefit from generally lower commodity prices. Our home sales order backlog has stabilized at $131 million at the end of the quarter compared to $129 million at the end of last quarter. We believe we are in a solid position to produce strong results throughout fiscal year 2020."
Cavco’s management will hold a conference call to review these results tomorrow, July 30, 2019, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle and Lexington. The Company is also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; curtailment of available financing from home-only lenders; availability of wholesale financing and limited floor plan lenders; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages and the pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and turmoil in the credit markets; governmental and regulatory disruption, including federal government shutdowns; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; and losses not covered by our director and officer insurance may be large, adversely impacting financial performance; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2019 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	June 29, 2019	March 30, 2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$199,820	$187,370
Restricted cash, current	12,853	12,148
Accounts receivable, net	41,952	40,701
Short-term investments	13,230	12,620
Current portion of consumer loans receivable, net	31,035	30,058
Current portion of commercial loans receivable, net	16,693	15,234
Inventories	118,532	116,203
Assets held for sale	3,030	3,061
Prepaid expenses and other current assets	41,903	44,654
Total current assets	479,048	462,049
Restricted cash	351	351
Investments	32,533	32,137
Consumer loans receivable, net	54,946	56,727
Commercial loans receivable, net	29,965	27,772
Property, plant and equipment, net	64,376	63,484
Goodwill and other intangibles, net	82,616	82,696
Operating lease right-of-use assets	12,248	—
Total assets	$756,083	$725,216
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,816	$29,305
Accrued liabilities	130,371	125,181
Current portion of securitized financings and other	20,143	19,522
Total current liabilities	175,330	174,008
Operating lease liabilities	9,260	—
Deferred income taxes	6,957	7,002
Securitized financings and other	14,199	14,618

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Outstanding 9,111,624 and 9,098,320 shares, respectively	91	91
Additional paid-in capital	248,825	249,447
Retained earnings	301,360	280,078
Accumulated other comprehensive income (loss)	61	(28)
Total stockholders’ equity	550,337	529,588
Total liabilities and stockholders’ equity	$756,083	$725,216

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018
Net revenue	$264,042	$246,403
Cost of sales	203,744	194,927
Gross profit	60,298	51,476
Selling, general and administrative expenses	35,264	29,213
Income from operations	25,034	22,263
Interest expense	(486)	(972)
Other income, net	2,814	2,845
Income before income taxes	27,362	24,136
Income tax expense	(6,080)	(4,445)
Net income	$21,282	$19,691

Net income per share:
Basic	$2.34	$2.18
Diluted	$2.31	$2.12
Weighted average shares outstanding:
Basic	9,102,685	9,048,579
Diluted	9,217,599	9,267,048

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018
Net revenue:
Factory-built housing	$248,768	$232,762
Financial services	15,274	13,641
Total net revenue	$264,042	$246,403

Gross profit:
Factory-built housing	$52,135	$43,886
Financial services	8,163	7,590
Total gross profit	$60,298	$51,476

Income before income taxes:
Factory-built housing	$24,313	$21,608
Financial services	3,049	2,528
Total income before income taxes	$27,362	$24,136

Capital expenditures	$2,063	$1,679
Depreciation	$1,160	$1,020
Amortization of other intangibles	$80	$84

Total factory-built homes sold	3,807	3,887

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